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                                                                    EXHIBIT 14.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Supervisory Board and Shareholders of
Fresenius Medical Care Aktiengesellschaft
Hof an der Saale, Germany

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Fresenius Medical Care Aktiengesellschaft of our report dated February 10, 2004 relating to the consolidated balance sheets of Fresenius Medical Care Aktiengesellschaft and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2003, and the related consolidated financial statement schedule, which report appears in the December 31, 2003 annual report on Form 20-F of Fresenius Medical Care Aktiengesellschaft.

     Our report dated February 10, 2004 refers to Fresenius Medical Care AG's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

/s/ KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
Wirtschaftsprufungsgesellschaft
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Frankfurt am Main, Germany
March 2, 2004